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                                                                   EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement of Tower Financial Corporation on Form S-8 of our report dated January 13, 2000, on our audit of the financial statements of Tower Financial Corporation (the "Company") as of and for the year ended December 31, 1999 and for the period from July 8, 1998 (date of inception) through December 31, 1999, which report is included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000.



/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
June 27, 2001